Exhibit 23.1

                              ACCOUNTANTS' CONSENT

The Board of Directors
e.spire Communications, Inc.:

     We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

     Our reports dated March 24, 2000, except as to Notes 2, 8 and 19 which are as of April 13, 2000, refer to a change in the method of accounting for revenue recognition associated with leasing the Company's fiber-optic network.

                                  /s/ KPMG LLP

McLean, Virginia
December 8, 2000


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